Consent of Independent Accountants

We consent to the inclusion in this registration statement on Form S-4 of our report dated October 9, 1997, except for Note 10 for which the date is October 16, 1997, on our audits of the financial statements of CDI Group, Inc. and Subsidiary.



                                             /s/ Coopers & Lybrand L.L.P.


Parsippany, New Jersey
November 25, 1997